Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

EXIDE TECHNOLOGIES

TABLE OF CONTENTS

-i-

-ii-

AMENDED AND RESTATED BYLAWS

OF

EXIDE TECHNOLOGIES

These Amended and Restated Bylaws of the corporation, which both restate and further amend the provisions of the corporation’s Bylaws, were duly adopted pursuant to the authority granted to the corporation under Section 303 of the General Corporation Law of the State of Delaware to put into effect and carry out the Joint Plan of Reorganization of the corporation dated as of March 11, 2004 under chapter 11 of title 11 of the United States Code, as confirmed on April 21, 2004 by order (the “Order”) of the United States Bankruptcy Court for the District of Delaware (Case No. 02-11125 (KJC)).  Provision for the making of these Amended and Restated Bylaws is contained in the Order, and the Amended and Restated Bylaws have been amended by Resolutions of the Board of Directors effective April 28, 2005, March 26, 2009, March 25, 2010 and June 1, 2012.

ARTICLE I.

OFFICES

SECTION 1.01.  Registered Office.  The registered office of Exide Technologies (the “Corporation”) in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

SECTION 1.02.  Other Offices.  The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

SECTION 2.01.  Annual Meetings.  The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held on the third Tuesday of each August or on such other date specified by the Board and at such place and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

SECTION 2.02.  Special Meetings.  (a) Special meetings of stockholders for any purpose or purposes may be called only by the Chairman of the Board, the Chief Executive Officer, the Secretary, the Board pursuant to a resolution duly adopted by a majority of the members of the entire Board, or by written request (a “demand”) to the Secretary by the holders of outstanding shares representing at least 15% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote in the election of directors.

(b)           No stockholder may demand that the Secretary of the Corporation call a special meeting of stockholders unless a stockholder of record has first submitted a request in writing that the Board fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”). Any stockholder of record seeking to have stockholders demand a special meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board to fix a Demand Record Date. The Board may within ten (10) days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and make a public announcement of such Demand Record Date. The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board and shall not be more than twenty (20) days after the date on which a valid request to set a Demand Record Date is received by the Secretary. If no Demand Record Date has been fixed and publicly announced by the Board within ten (10) days after the date on which such request is received by the Secretary, the Demand Record Date shall be the twentieth (20th) day after the date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held (which purpose or purposes must be a proper subject for stockholder action), shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), and shall bear the date of signature of each such stockholder (or proxy or other representative).

(c)           In order for a stockholder or stockholders to demand a special meeting, a written demand or demands for a special meeting by the holders of record as of the Demand Record Date of shares representing at least 15% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting must be delivered to the Corporation. To be valid, each written demand by a stockholder for a special meeting shall (i) set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 2.02), (ii) be signed by one or more persons who as of the Demand Record Date are stockholders of record (or their duly authorized proxies or other representatives), (iii) bear the date of signature of each such stockholder (or proxy or other representative), (iv) set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such demand and the class or series and number of shares of the Corporation which are owned of record or beneficially by each such stockholder, (v) be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and (vi) be received by the Secretary within sixty (60) days after the Demand Record Date.

(d)           Except as provided in the following sentence, any special meeting of stockholders shall be held at such hour, day and place as may be designated by resolution of the Board and only business with the purposes delivered in the notice required by Section 2.03(a) of this Article II may be conducted at the special meeting. Within ten (10) days after the date of receipt (the “Delivery Date”) by the Secretary of valid written demands for a special meeting by the holders of record as of the Demand Record Date of shares representing at least 15% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote in the election of directors, the Board shall by resolution call a special meeting of stockholders (a “Demand Special Meeting”) and make a public announcement of such Demand Special Meeting. The date of the Demand Special Meeting shall not be less than sixty (60) nor more than ninety (90) days after the Delivery Date; provided that in the event the Board fails to designate and publicly announce an hour, date and place for a Demand Special Meeting within ten (10) days after the Delivery Date then such meeting shall be held at the principal executive offices of the Corporation at 2:00 p.m. (local time) on the 90th day after the Delivery Date or, if such 90th day is not a business day, on the first preceding business day.

e)           A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting.

SECTION 2.03.  Notice and Business of Meetings.  (a) Except as otherwise provided by law, notice of each meeting of stockholders shall be given by the Corporation either by delivering a notice personally, by mail or by other lawful means to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting.  If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.  Notice of each meeting of stockholders shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held and the record date for determining stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting.  Such notice shall be given by the Corporation not more than sixty (60) days and not less than ten (10) days before the day of the meeting.  If notice is given by mail, notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid.  Except as otherwise provided by law, the business which may be transacted at any special meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice.  The Secretary or an Assistant Secretary or the transfer agent of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.  Any meeting of stockholders as to which notice has been given may be postponed by the Board upon public announcement given before the time previously scheduled for such meeting.

(b)           Stockholder Nominations and Proposals

(i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting or a special meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.03(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.03(b).

(ii)           For business (other than the nominations of persons to be elected to the Board which is governed by Sections 2.03(b)(~~iii~~iv) and (~~iv~~v)) to be properly brought before an annual meeting or a special meeting by a stockholder pursuant to Section 2.03(b)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Stockholder Proposal”) and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action.  Such Stockholder Proposal shall set forth (A) the names and business addresses of the stockholder making the proposal and any Stockholder Associated Person (“Stockholder Associated Person” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person), (B) the name and address of such stockholder, as they appear on the Corporation’s stock transfer books, and any Stockholder Associated Person, (C) the class, series and number of shares of the Corporation beneficially owned (and of record) by the stockholder and by any Stockholder Associated Person, (D) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of securities of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly held of record or owned beneficially by the stockholder or any Stockholder Associated Person, (E) any hedging, swap or other transaction or series of transactions, agreement, arrangement or understanding entered into or made by or on behalf of the stockholder or Stockholder Associated Person (including any short interest or any borrowing or lending of shares), the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities or to allow such stockholder or any Stockholder Associated Person the opportunity to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, (F) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or Stockholder Associated Person has a right to vote any shares of the Corporation, (G) any rights beneficially owned by the stockholder or any Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (I) any performance-related fees (other than an asset-based fee) that the stockholder or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household; and (J) as to each matter such stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration) and if such business includes a proposal to amend these bylaws, the text of the proposed amendment, and (3) the reasons for conducting such business at the meeting.

(iii)           A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.03(b)(ii) shall be true and correct as of the Meeting Record Date (as defined in Section 6.07) and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (x) in the case of the update and supplement required to be made as of the record date for the meeting, not later than five business days after such record date and (y) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).

(~~iii~~iv)           For nominations of persons for election to the Board to be properly brought before an annual meeting or a special meeting by a stockholder pursuant to Section 2.03(b)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Nomination Notice”).  Such Nomination Notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed in a solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder, beneficial owner or Stockholder Associated Person, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand; and (B) as to the stockholder submitting the Nomination Notice and any Stockholder Associated Person: (1) the name and business address of such nominating stockholder and any Stockholder Associated Person, (2) the name and address of such stockholder and any Stockholder Associated Person as they appear on the Corporation’s stock transfer books, (3) the class, series and number of shares of the Corporation beneficially owned (and of record) by the stockholder and any Stockholder Associated Person, (4) any Derivative Instrument, directly or indirectly held of record or owned beneficially by the stockholder or Stockholder Associated Person, (5) any hedging, swap or other transaction or series of transactions, agreement, arrangement or understanding entered into or made by or on behalf of the stockholder or Stockholder Associated Person (including any short interest or any borrowing or lending of shares), the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities or to allow such stockholder or any Stockholder Associated Person the opportunity to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, (6) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or Stockholder Associated Person has a right to vote any shares of the Corporation, (7) any rights beneficially owned by the stockholder or any Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (8) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (9) any performance-related fees (other than an asset-based fee) that the stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household.

(v)           A stockholder providing notice of a director nomination shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.03(iv) shall be true and correct as of the Meeting Record Date and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (x) in the case of the update and supplement required to be made as of the Meeting Record Date, not later than five business days after such record date and (y) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).

(~~iv~~vi)           At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation within ten (10) days after receipt of such request such information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation, and if such information is not furnished within such time period, the Nomination Notice shall not be considered to be in proper form or timely given for purposes of this Section 2.03.

(vvii)           To be timely in the event of an annual meeting, Stockholder Proposals and Nomination Notices shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation~~.~~  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the delivery of a Stockholder Proposal or Nomination Notice as described above.  To be timely in the event the Corporation calls a special meeting of stockholders, at which directors will be elected (including a Demand Special Meeting at which directors will be elected), (A) Nomination Notices shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and (B) such Stockholder Notice shall be further updated and supplemented as necessary so that the information required to be provided in such Stockholder Notice shall be true and correct as of the record date for the meeting and such update and supplement shall be delivered to the Secretary at the principal offices of the Corporation not later than five (5) business days after the record date for the meeting.

(~~vi~~viii)                      To be timely in the event the Corporation calls a Demand Special Meeting at which a Stockholder Proposal is to be considered, (A) the information regarding such Stockholder Proposal required by Section 2.03(b)(ii)(J) must have been included in the purpose or purposes for the special meeting for which a request was made pursuant to Section 2.02(b) that the Board fix a Demand Record Date and also included in the stockholder’s demand for the special meeting pursuant to Section 2.02(c), (B) the Stockholder Proposal must have been delivered to the Secretary at the principal offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting, and (C) such Stockholder Notice shall be further updated and supplemented as necessary so that the information required to be provided in such Stockholder Notice shall be true and correct as of the Meeting Record Date ~~(as defined in Section 6.07)~~ for the meeting and such update and supplement shall be delivered to the Secretary at the principal offices of the Corporation not later than five (5) business days after such Meeting Record Date.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the delivery of a Stockholder Proposal or Nomination Notice as described above.

(~~vii~~ix)           Notwithstanding anything in Section 2.03(b)(~~v~~vii) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Nomination Notice required by this Section 2.03(b) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(~~viii~~x)           For the avoidance of doubt, the foregoing Section 2.03(b) shall be the exclusive means for a stockholder to make nominations or submit business (other than business specifically set forth in the Corporation’s notice of meeting pursuant to Rule 14a-8 under the Exchange Act) before an annual or special meeting of stockholders.

(c)           Other. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.03.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 2.03 and (B) if any proposed nomination or business was not made or proposed in compliance with Section 2.03, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.03, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must file with the Secretary such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)           For purposes of Section 2.02 and this Section 2.03, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)           Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this bylaw; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements set forth in these bylaws applicable to stockholder nominations or stockholder proposals.  Nothing in these bylaws shall be deemed to apply to or affect any rights of stockholders to submit proposals for inclusion in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this bylaw.

SECTION 2.04.  Waiver of Notice.  Notice of any annual or special meeting of stockholders need not be given to any stockholder who delivers a waiver of notice to the Secretary, in accordance with applicable law, whether before or after such meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice thereof.  Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 2.05.  Adjournments.  Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than 30 days notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.03(a) and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.  At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.06.  Quorum.  Except as otherwise provided by law or the Certificate of Incorporation, the holders of record of a majority in voting power of the outstanding shares of capital stock entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special.  In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time by the chairman of the meeting but no other business shall be transacted at such meeting.  The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Except as otherwise provided by law, rule, regulation (including the rules of any securities exchange or quotation system), the Certificate of Incorporation or these Amended and Restated Bylaws, all action taken by the holders of a majority of the votes cast in person or represented by proxy, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that directors shall be elected by a plurality of the votes cast of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by the Certificate of Incorporation or these Amended and Restated Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by statute or by the Certificate of Incorporation or these Amended and Restated Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, excluding abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

SECTION 2.07.  Voting.  Except as otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  The ability of the stockholders to engage in cumulative voting is specifically denied.  If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Amended and Restated Bylaws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Such proxy shall be filed with the Secretary before or at the beginning of such meeting of stockholders.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.  Voting at meetings of stockholders need not be by written ballot unless so directed by the chairman of the meeting or the Board.

SECTION 2.08.  Action Without Meeting.  No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Amended and Restated Bylaws, and no action shall be taken by the stockholders by written consent without a meeting.

SECTION 2.09.  Organization.  (a) At every meeting of stockholders, the Chairman of the Board, or, if a Chairman of the Board has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chairman of the meeting chosen by the Board, shall act as chairman of the meeting.  The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

(b)           The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  The Chairman of the Board shall announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III.

BOARD

SECTION 3.01.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Amended and Restated Bylaws directed or required to be exercised or done by stockholders.

SECTION 3.02.  Meetings. (a) Annual Meetings.  The annual meeting of the Board shall be held immediately before or after the annual meeting of stockholders and may be at the place where such meeting is held.  No notice of an annual meeting of the Board shall be necessary and such meeting shall be held for the purpose of electing Officers (as defined in Section 4.01) and transacting such other business as may lawfully come before it.

(b)           Regular Meetings.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may be held, without notice, at any place within or without the State of Delaware which has been designated by resolution of the Board or the consent of all directors.

(c)           Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the Secretary or a majority of the directors.

(d)           Telephone Meetings.  Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)           Notice of Meetings.  Notice of the time and place of all special meetings of the Board shall be orally or in writing, by telephone, facsimile, electronic transmission, telegraph or telex, in all such instances, at least twenty-four (24) hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary given the circumstances, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting.  Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting at the beginning of the meetings to the transaction of any business because the meeting is not lawfully called or convened.

(f)           Waiver of Notice.  The transaction of all business at any meeting of the Board, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice or deliver a waiver of notice by electronic transmission.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

(g)           Quorum and Manner of Acting.  A majority of the total number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these Amended and Restated Bylaws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time, without otherwise providing notice, until a quorum shall be present.

(h)           Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i)                                the Chairman of the Board;

(ii)                               the Chief Executive Officer;

(iii)                              any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.03.  Committees of the Board.  The Board may designate one or more committees, including but not limited to an audit committee, a compensation committee and a corporate governance/nominating committee, each committee to consist of one or more directors.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board designating such committee and to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

SECTION 3.04.  Directors’ Consent in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed or delivered, as the case may be, by all the members of the Board or such committee and such consent or electronic transmission or transmissions is filed with the minutes of the proceedings of the Board or such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.05.  Compensation.  Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, the Board may determine the compensation of directors.  In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors.  No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.06.  Interested Directors; Quorum.  No contract or transaction between the Corporation and one or more of its directors or Officers, or between the Corporation and any other corporation, partnership, limited liability company, joint venture, trust, association or other organization or other entity in which one or more of its directors or Officers serve as directors, Officers, trustees or in a similar capacity or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or Officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because the directors’ or Officers’ votes are counted for such purpose, if:  (i) the material facts as to the directors’ or Officers’ relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the directors’ or Officers’ relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee, which authorizes the contract or transaction.

SECTION 3.07.  Committee Rules.  Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee.  Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.

ARTICLE IV.

OFFICERS

SECTION 4.01.  Officers.  The Corporation shall have employees or agents who are denominated as officers (including, but not limited to, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries), as the Board may designate from time to time (each, an “Officer”).

SECTION 4.02.  Authority and Duties.  The Officers (other than the Chief Executive Officer) shall be subject to the authority of the Chief Executive Officer, and the Officers shall be responsible for implementing the decisions of the Board and for conducting the ordinary and usual business and affairs of the Corporation, subject to these Amended and Restated Bylaws, and the policies and limitations established by, and the supervision of, the Board.

SECTION 4.03.  Compensation.  The Officers shall be entitled to receive for their services to the Corporation such compensation as may be determined by the Board, a committee designated by the Board or any Officer designated by the Board or such committee, from time to time, such compensation to be paid by the Corporation.  The Officers shall at all times be subject to the supervision and control of the Board and shall conform to policies and programs established by the Board, and the scope of the Officers’ authority shall be limited to such policies and programs.  The acts of the Officers shall bind the Corporation when within the scope of the authority of such Officers.  The Officers shall keep the Board informed as to all matters of concern to the Corporation.  No Officer shall be prevented from receiving such compensation by virtue of his or her additional service as a director of the Corporation.

SECTION 4.04.  Term of Office, Resignation and Removal.  (a) Each Officer shall be appointed by the Board annually on or near the time called for the annual meeting of stockholders, and shall hold office for such term as may be determined by the Board.  Each Officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided.  Vacancies may be filled or new offices created and filled at any meeting of the Board.

(b)           Any Officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary, as the case may be.  Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c)           All Officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.05.  Vacancies.  Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board.  Unless earlier removed pursuant to Section 4.04 hereof, any Officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

SECTION 4.06.  The Chairman of the Board.  The Chairman of the Board shall not be an executive of the Corporation.  The Chairman of the Board shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board.  The Chairman of the Board shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Amended and Restated Bylaws.

SECTION 4.07.  The Chief Executive Officer and President.  The Chief Executive Officer, at the discretion of the Board, shall be both President and Chief Executive Officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, including supervisory power and authority over all Officers and agents elected or appointed by the Board, and any appointment, employment functions, duties, removal or discharge of all other employees and agents of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect.  The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these Amended and Restated Bylaws.

In the event that there is no Chief Executive Officer at any given time or if the Board determines in its discretion to separate the position of Chief Executive Officer from that of the President, then the President shall have such duties as defined by the Board of Directors upon the recommendation of the Chief Executive Officer.

SECTION 4.08.  The Chief Financial Officer.  The Chief Financial Officer of the Corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters and for the direction of the offices of Treasurer and Controller.  The Chief Financial Officer shall have such other powers and perform such other duties as the Board, the Chief Executive Officer or these Amended and Restated Bylaws may, from time to time, prescribe.

SECTION 4.09.  The Controller.  The Controller shall, under the direction of the Chief Financial Officer, have general charge, control and supervision over the accounting and auditing affairs of the Corporation.  The Controller, or such persons as the Controller shall designate, shall have responsibility for the custody and safekeeping of all permanent records and papers of the Corporation.  The Controller shall have responsibility for the preparation and maintenance of the books of account and of the accounting records and papers of the Corporation; shall supervise the preparation of all financial statements and reports on the operation and condition of the business; shall have responsibility for the establishment of financial statements and reports on the operation and condition of the business; shall have responsibility for the establishment of financial procedures, records and forms used by the Corporation; shall have responsibility for the filing of all financial reports and returns, required by law; shall render to the Chief Executive Officer, the Chief Financial Officer or the Board, whenever they may require, an account of the Controller’s transactions; and in general shall have such other powers and perform such other duties as are incident to the office of the Controller and as the Board may, from time to time, prescribe.

SECTION 4.10.  Vice Presidents.  Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Chief Executive Officer and perform such other duties as the Board or the Chief Executive Officer shall prescribe, and in the absence or disability of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer.

SECTION 4.11.  The Secretary.  The Secretary shall attend all meetings of the Board and committees thereof, and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose.  He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or the Chief Executive Officer and shall act under the supervision of the Chairman of the Board.  He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”), the Chief Executive Officer, the Chief Financial Officer or an Assistant Secretary or Assistant Treasurer of the Corporation.  He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman of the Board or the Chief Executive Officer may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer.

SECTION 4.12.  Assistant Secretaries.  Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

SECTION 4.13.  The Treasurer.  The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any Officer or Officers, or any Officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve.  He shall disburse the funds of the Corporation under the direction of the Board, the Chief Executive Officer and the Chief Financial Officer.  He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer shall so request.  He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation.  When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

SECTION 4.14.  Assistant Treasurers.  Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V.

CHECKS, DRAFTS, NOTES, AND PROXIES

SECTION 5.01.  Checks, Drafts and Notes.  All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

SECTION 5.02.  Execution of Proxies.  The Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, any Vice President, any Secretary or any Assistant Secretary may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other entities held of record by the Corporation and the execution of consents to action taken or to be taken by any such entity.  All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, any Vice President, any Secretary or any Assistant Secretary.

ARTICLE VI.

SHARES AND TRANSFERS OF SHARES

SECTION 6.01.  Certificates Evidencing Shares.  Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board; provided that the Board may provide by resolution or resolutions that some or all of any class or classes or series of stock shall be uncertificated shares; provided further, that any such resolution shall not apply to any shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the Corporation (as provided below) representing the number of shares in registered certificate form.  Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board, the Chief Executive Officer or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer.  Any or all of the signatures on the certificate may be a facsimile.  In the event any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such Officer on the date of issue.  Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any Officer or Officers of the Corporation may determine to be lawful or appropriate.  The Corporation shall not have the power to issue a certificate in bearer form.

SECTION 6.02.  Stock Ledger.  A stock ledger in one or more counterparts shall be kept by the Secretary or a transfer agent that the Board may appoint or authorize any Officer or Officers to appoint, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.  Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and holder of record thereof for all purposes.

SECTION 6.03.  Transfers of Shares.  Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

SECTION 6.04.  Addresses of Stockholders.  Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served, mailed or electronically transmitted or otherwise delivered by lawful means to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

SECTION 6.05.  Lost, Destroyed and Mutilated Certificates.  Each holder of record of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he is the holder of record.  The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction including an affidavit of such person claiming such certificate to be lost, stolen or destroyed and the Board may, in its discretion, require the holder of record of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.06.  Regulations.  The Board may make such other rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation and these Amended and Restated Bylaws, concerning the issue, transfer and registration of shares of stock and certificates evidencing shares.

SECTION 6.07.  Fixing Date for Determination of Stockholders of Record.  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof. the Board may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action (the “Meeting Record Date”).  If the Board so fixes a record date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within ten (10) days after the Delivery Date, then the close of business on the thirtieth 30th day after the Delivery Date shall be the Meeting Record Date.  A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)           in order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VII.

SEAL

SECTION 7.01.  Seal.  The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware”.

ARTICLE VIII.

FISCAL YEAR

SECTION 8.01.  Fiscal Year.  The fiscal year of the Corporation shall end on the thirty-first day of March of each year unless changed by resolution of the Board.

ARTICLE IX.

INDEMNIFICATION AND INSURANCE

SECTION 9.01.  Indemnification.  (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or Officer of the Corporation, or, while a director or officer, is or was serving at the request of the Corporation as a director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.  Notwithstanding anything to the contrary herein, the Corporation shall not be obligated to indemnify a director or Officer for proceedings or portions thereof instituted against the Corporation by such director or Officer.

(b)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or Officer of the Corporation, or, while a director or Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.01(a) and (b) of these Amended and Restated Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under Sections 9.01(a) and (b) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or Officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 9.01(a) and (b) of these Amended and Restated Bylaws.  Such determination shall be made, with respect to a person who is a director or Officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

(e)           Expenses (including attorneys’ fees) incurred by a current or former Officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article IX or otherwise.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)           For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or Officer of the Corporation which imposes duties on, or involves service by, such director or Officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

(h)           The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director or Officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(i)           The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX (i) shall be contract rights of the indemnitee, (ii) shall fully vest with respect to an indemnitee as of the date such indemnitee first assumes his or her position as a director or Officer of the Corporation (the “Vesting Date”), regardless of whether these Amended and Restated Bylaws are subsequently repealed or modified, and (iii) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Section 9.01(i).  Any repeal or modification of the provisions of this Article IX following the Vesting Date shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act or omission occurring prior to such repeal or modification applicable to such indemnitee.

SECTION 9.02.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE X.

AMENDMENTS

SECTION 10.01.  Amendments.  These Amended and Restated Bylaws may be altered, amended or repealed at any annual or special meeting of stockholders by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, or by the Board, provided that in the case of a special meeting of stockholders, notice of such proposed alteration, amendment or repeal be included in the notice of meeting.